Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 23, 2014, with respect to the financial statements of American Doctors Online, Inc. contained in the Registration Statement of American Doctors Online, Inc. on Form 10-A/3. We hereby consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the heading “Experts.”

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

October 6, 2014